Exhibit 1.1

UNDERWRITING AGREEMENT

$500,000,000

Extra Space Storage LP

5.700% Senior Notes due 2028

Underwriting Agreement

March 21, 2023

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Truist Securities, Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

c/o Truist Securities, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

Extra Space Storage LP, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 5.700% Senior Notes due 2028 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of May 11, 2021 (the “Base Indenture”) among the Operating Partnership, Extra Space Storage Inc., a Maryland corporation (the “Company”), ESS Holdings Business Trust I, a Massachusetts business trust, ESS Holdings Business Trust II, a Massachusetts business trust (together with the Company and ESS Holdings Business Trust I, the

“Guarantors”), and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association (the “Trustee”), as amended by the Fourth Supplemental Indenture, to be dated as of March 28, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and will be guaranteed on a senior basis by the Guarantors (the “Guarantee”).

The Operating Partnership and each of the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Guarantors and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-254236), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it, and any post-effective amendment thereto, became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement (the “Base Prospectus”) plus any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Securities at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus plus the final prospectus supplement that includes the Rule 430 Information in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If any Guarantor or the Operating Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 3:15 P.M., New York City time, on March 21, 2023, the time when sales of the Securities were first made (the “Time of Sale”), the Guarantors and the Operating Partnership had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 21, 2023, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Securities.

(a) The Operating Partnership agrees to issue and sell the Securities to the several Underwriters as provided in this agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.223% of the principal amount thereof plus accrued interest, if any, from March 28, 2023 to the Closing Date (as defined below). The Operating Partnership will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Operating Partnership understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Operating Partnership acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 9:00 A.M., New York City time, on March 28, 2023, or at such other time or place on the same or such other date, not later than the tenth business day thereafter, as the Representatives and the Operating Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Operating Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Operating Partnership and each of the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Operating Partnership and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Operating Partnership, any Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Operating Partnership, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Guarantors and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Operating Partnership or any Guarantor with respect thereto. Any review by the Representatives or any Underwriter of the Operating Partnership, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Operating Partnership or any Guarantor, as the case may be, or any other person.

3. Representations and Warranties of the Operating Partnership and the Guarantors. The Operating Partnership and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Operating Partnership. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Operating Partnership or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(c) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) Issuer Free Writing Prospectus. The Operating Partnership and each of the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Operating Partnership and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) Organizational Documents. The Guarantors and the Operating Partnership have provided you complete and correct copies of the articles of incorporation and the bylaws (or comparable organizational documents) of the Company and the Operating Partnership, respectively, and their subsidiaries, inclusive of ESS Holdings Business Trust I and ESS Holdings Business Trust II (as defined under Rule 405 of the Exchange Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”), and all amendments thereto have been delivered to you and, except as set forth in the Registration Statement or any document incorporated by reference therein, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; the Company, through two wholly-owned Subsidiaries, owned approximately 93.3% of the outstanding units of partnership interest in the Operating Partnership as of December 31, 2022; each of the “significant subsidiaries” of the Company as defined in Rule 405 of the Securities Act (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company, the Operating Partnership, and the Subsidiaries, taken as a whole (a “Material Adverse Effect”); all of the outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and, with respect to such securities, are owned directly or indirectly by the Company or the Operating Partnership subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the subsidiaries listed in Schedule 2 to this Agreement are the only Significant Subsidiaries of the Company.

(h) Foreign Qualification. Each of the Company, the Operating Partnership and each of the Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i) Due Authorization. Each of the Guarantors and the Operating Partnership have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including the Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(j) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any Guarantor or the Operating Partnership on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company, the Operating Partnership and the Subsidiaries taken as a whole; (ii) neither the Company, the Operating Partnership nor any of the Subsidiaries has entered into any transaction or agreement that is material to the Company, the Operating Partnership and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, the Operating Partnership and the Subsidiaries taken as a whole; and (iii) neither the Company, the Operating Partnership, nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(k) Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and, with respect to such securities, are owned directly or indirectly by any Guarantor or the Operating Partnership subject to no security interest, other encumbrance or adverse claims;

(l) The Indenture. The Indenture has been duly authorized by each of the Guarantors and the Operating Partnership and on the Closing Date will be duly executed and delivered by each of the Guarantors and the Operating Partnership and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Guarantors and the Operating Partnership enforceable against each of the Guarantors and the Operating Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act;

(m) The Securities and the Guarantee. The Securities have been duly authorized by the Operating Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Guarantors and the Operating Partnership;

(o) No Violation or Default. Neither the Company, the Operating Partnership nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, bylaws, limited liability company agreement, partnership agreement or other organizational document, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any judgment or order applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties except, in the case of (ii), (iii) and (iv), as would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the Guarantee and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with or without notice, lapse of time or both, would result in any breach of or constitute a default under) (A) the charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Company, the Operating Partnership or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any decree, judgment or order applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties, or (E) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries, except, in case of (B), (C), (D) or (E), as would not, individually or in the aggregate, have a Material Adverse Effect;

(p) No Consents Required. No approval, authorization, consent or order of, registration or qualification or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Operating Partnership and each of the Guarantors of each of the Transaction Documents in connection with the issuance and sale of the Securities, the issuance of the Guarantee and compliance by the Operating Partnership and each of the Guarantors or the consummation by the Operating Partnership and each of the Guarantors of the transactions contemplated hereby, other than registration of the Securities and the Guarantee under the Securities Act, which has been or will be effected, and any necessary qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorization, orders and registration or qualifications as may be required under applicable securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the rules of the Financial Industry Regulatory Authority;

(q) Licenses, Permits and Approvals. Each of the Company, the Operating Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses as presently conducted, except as would not have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(r) Reporting. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(s) Legal Proceedings. There are no actions, suits, claims, investigations or proceedings pending or threatened or, to the knowledge of any of the Guarantors and the Operating Partnership, contemplated to which the Company, the Operating Partnership or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(t) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (United States);

(u) Non-GAAP Financial Measures. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus comply with the requirements of Regulation S-X of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus are fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, the Operating Partnership and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information, and the Prospectus that are not included or incorporated by reference as required; the Company, the Operating Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;

(v) Not an Investment Company. Neither the Company, the Operating Partnership nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(w) Title to Real and Personal Property. Except as described in the Time of Sale Information and the Prospectus, the Company, the Operating Partnership and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; except as described in the Time of Sale Information and the Prospectus, all the property described in the Time of Sale Information and the Prospectus as being held under lease by the Company, the Operating Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect;

(x) Intellectual Property. Except as described in the Time of Sale Information and the Prospectus, the Company, the Operating Partnership or a Subsidiary, as applicable, owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Time of Sale Information and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the knowledge of either of the Operating Partnership and each of the Guarantors, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which the Time of Sale Information and the Prospectus disclose is licensed to the Operating Partnership or any Guarantor and for licenses for or other rights to use Intellectual Property which is licensed to the Operating Partnership or any Guarantor on a non-exclusive basis; (ii) none of the Company, the Operating Partnership or any of the Subsidiaries has received written notice of any infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Operating Partnership and each of the Guarantors, threatened action, suit, proceeding or claim by others challenging the Operating Partnership’s or any Guarantor’s rights in or to any Intellectual Property, and the Operating Partnership and each of the Guarantors are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Operating Partnership and each of the Guarantors, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Operating Partnership and each of the Guarantors are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Operating Partnership and each of the Guarantors, threatened action, suit, proceeding or claim by others that the Company and the Operating Partnership or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Operating Partnership and each of the Guarantors are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned by or licensed to the Operating Partnership or any Guarantor; and (vii) none of the Company, the Operating Partnership or any of the Subsidiaries is aware of any prior art that may render any patent application owned by the Company, the Operating Partnership or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(y) No Labor Disputes. None of the Company, the Operating Partnership or any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of any of the Guarantors and the Operating Partnership, threatened against the Company, the Operating Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of any of the Guarantors and the Operating Partnership, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of any of the Guarantors and the Operating Partnership, threatened against the Company, the Operating Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries, and (ii) to the knowledge of any of the Guarantors and the Operating Partnership, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries;

(z) Certain Environmental Matters. (i) The Company, the Operating Partnership and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company, the Operating Partnership and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no past, present or, to the knowledge of any of the Guarantors and the Operating Partnership, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Company, the Operating Partnership or the Subsidiaries with, Environmental Laws; (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged liability or release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa) Environmental Liability Review. In the ordinary course of their business, each of the Guarantors and the Operating Partnership conduct periodic reviews of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(bb) Tax. All material tax returns required to be filed by the Company and the Operating Partnership and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided; the Guarantors and the Operating Partnership have no knowledge of any outstanding tax deficiency that has been asserted or threatened against the Company, the Operating Partnership or any Subsidiary or of any current material audit of any tax return of the Company, the Operating Partnership or a Subsidiary by a federal, state or local taxing authority or agency;

(cc) Status as a Real Estate Investment Trust. The Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and has been subject to taxation as a REIT, for all taxable years beginning with its taxable year ended December 31, 2004, and the method of operation of the Company and the Subsidiaries as described in the Time of Sale Information and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2023 and thereafter;

(dd) Accuracy of Tax Disclosure. The description of the Operating Partnership’s and each of the Guarantors’ organization and current and proposed method of operation set forth in the Time of Sale Information and the Prospectus under the heading “U.S. Federal Income Tax Consequences” is an accurate and fair summary of the matters referred to therein;

(ee) Insurance. Each of the Company, the Operating Partnership and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(ff) No Material Adverse Events. None of the Company, the Operating Partnership or any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree, except as would not have a Material Adverse Effect or disclosed in the Time of Sale Information and the Prospectus;

(gg) No Termination. None of the Company, the Operating Partnership or any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Information and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company, the Operating Partnership or any Subsidiary or, to the knowledge of any of the Guarantors and the Operating Partnership, any other party to any such contract or agreement;

(hh) Accounting Controls. The Company and each of the consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. With respect to stock options or other equity incentive grants granted subsequent to August 17, 2004 pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) all stock options have been granted with a per-share exercise price that is either (A) at least equal to the fair market value of a share of common stock as of the date of such grant, or (B) at least equal to the five-day average closing stock price of a share of common stock prior to the date of such grant, (ii) each such grant was made in compliance in all material respects with the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission;

(ii) Financial Reporting Controls. The Company has established and maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, (ii) disclosure controls and procedures sufficient to enable its management to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s registered public accounting firm; and since the date of the most recent evaluation of such internal control over financial reporting, there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, and no control deficiencies have arisen that would constitute either “significant deficiencies” or “material weaknesses”;

(jj) Sarbanes-Oxley Act. The Company and any officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(kk) No Loans. Each of the Guarantors and the Operating Partnership have provided you with true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any Guarantor or the Operating Partnership to any director or executive officer of any Guarantor or the Operating Partnership, or to any family member or affiliate of any director or executive officer of any Guarantor or the Operating Partnership; and since July 30, 2002, the Guarantors and the Operating Partnership have not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of any Guarantor or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of any Guarantor or the Operating Partnership; or (ii) since July 30, 2002, made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of any Guarantor or the Operating Partnership, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ll) Statistical and Market Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Guarantors and the Operating Partnership believe to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent necessary or required;

(mm) No Payments. None of the Company, the Operating Partnership or any of the Subsidiaries nor, to the knowledge of any of the Guarantors and the Operating Partnership, any employee or agent of the Company, the Operating Partnership or any Subsidiary has made any payment of funds of the Company, the Operating Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Time of Sale Information and the Prospectus;

(nn) No Stabilization. None of the Company, the Operating Partnership or any of the Subsidiaries, nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of any Guarantor or the Operating Partnership to facilitate the sale or resale of the Securities;

(oo) Delivery of Prospectuses. The Time of Sale Information and the Prospectus were delivered to the Underwriters for use in connection with this offering will be, identical to the respective versions of the Time of Sale Information and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(pp) Blue Sky Compliance. The Guarantors and the Operating Partnership have not relied upon you or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities, other than with respect to applicable requirements of state securities or “blue sky” laws or similar laws of foreign jurisdictions;

(qq) Compliance with Securities Laws. All securities issued by the Company, the Operating Partnership or any of the Subsidiaries have been issued and sold in compliance with all applicable federal and state securities laws;

(rr) Compliance with Zoning Laws. None of the Company, the Operating Partnership or any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company, the Operating Partnership or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof which could have a Material Adverse Effect; the Company has disclosed in the Time of Sale Information and the Prospectus with an adequate amount of detail all options and rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; none of the Company, the Operating Partnership or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of any of the Subsidiaries that are required to be described in the Time of Sale Information and the Prospectus are disclosed therein; no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Guarantors and the Operating Partnership do not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that, individually or taken as a whole, would not have a Material Adverse Effect;

(ss) No Encumbrances. The mortgages and deeds of trust encumbering the properties and assets described in general in the Time of Sale Information and the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company, the Operating Partnership or any Subsidiaries, except as disclosed in the Time of Sale Information or the Prospectus; and none of the Company, the Operating Partnership or any Subsidiaries hold participating interests in such mortgages and deeds of trust;

(tt) Compliance with ERISA. Each of the Guarantors and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Guarantors and the Operating Partnership would have any liability; the Guarantors and the Operating Partnership have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Guarantors and the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect;

(uu) No Plan Assets. The assets of each of the Guarantors and the Operating Partnership do not constitute “plan assets” of an ERISA regulated employee benefit plan;

(vv) No Business with Cuba. Each of the Guarantors and the Operating Partnership have complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company, the Operating Partnership nor any of the Subsidiaries or affiliates does business with the government of Cuba or any person or affiliate located in Cuba;

(ww) Anti-Money Laundering. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted since August 17, 2004 in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantors and the Operating Partnership, threatened;

(xx) Conflicts with Sanctions Laws. None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Guarantors and the Operating Partnership, any director, officer, agent, employee or affiliate of any Guarantor or the Operating Partnership or the Subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the Ukraine-/Russia-related/Sectoral Sanctions Identification List sanctions program), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) owned 50% or more by or otherwise controlled by or acting on behalf of one or more persons or entities that are subject to Sanctions, nor are the Company, the Operating Partnership, the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including but not limited to Cuba, Iran, Syria, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic (each, a “Sanctioned Country”)); and the Company, the Operating Partnership, the Subsidiaries, and the Guarantors and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person, or in any country or territory, that, at the time of such use, is the subject of Sanctions or (ii) in any other manner that would reasonably be expected, by the Guarantors or the Operating Partnership, to result in a violation by any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise, of Sanctions.

(yy) Compliance with FCPA. None of the Company, the Operating Partnership or any of the Subsidiaries, nor, to the knowledge of the Guarantors and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership and the Subsidiaries, and, to the knowledge of the Guarantors and the Operating Partnership, their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(zz) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Operating Partnership as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(aaa) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(bbb) Cybersecurity; Data Protection. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company, the Operating Partnership and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Operating Partnership and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, the Operating Partnership and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, the Operating Partnership and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and

(ccc) Status under the Securities Act. As of the date hereof, the Company is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act.

In addition, any certificate signed by any officer of any Guarantor, on behalf of such Guarantor for itself and as the general partner or indirect general partner of the Operating Partnership, or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or the Operating Partnership, as the case may be, as to matters covered thereby, to the Underwriters.

4. Further Agreements of the Guarantors and the Operating Partnership. The Guarantors and the Operating Partnership jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Guarantors and the Operating Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by any Guarantor or the Operating Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by any Guarantor or the Operating Partnership of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Guarantors and the Operating Partnership will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Operating Partnership will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither any Guarantor nor the Operating Partnership shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Guarantors and the Operating Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Operating Partnership or any Guarantor and having a tenor of more than one year.

(j) Use of Proceeds. The Operating Partnership will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) DTC. The Operating Partnership will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither any Guarantor nor the Operating Partnership will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) REIT Status. The Company will use its best efforts to ensure that it meets the requirements for qualification as a REIT under the Code for its taxable year ending December 31, 2023 and thereafter.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Guarantors and the Operating Partnership of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Guarantors and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Guarantors, the Operating Partnership and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each Guarantor and the Operating Partnership who has specific knowledge of the such Guarantor’s or the Operating Partnership’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Guarantors and the Operating Partnership in this Agreement are true and correct and that the Guarantors and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three (3) business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Operating Partnership. Latham & Watkins LLP, counsel for the Operating Partnership, shall have furnished to the Representatives, at the request of the Operating Partnership, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) Tax Opinion of Counsel for the Operating Partnership. Latham & Watkins LLP, tax counsel for the Operating Partnership, shall have furnished to the Representatives, at the request of the Operating Partnership, their written tax opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i) Opinions of Local Counsel. (A) Venable LLP, counsel for the Company in the State of Maryland, shall have furnished to the Representatives, at the request of the Operating Partnership, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto and (B) Verrill Dana LLP, counsel for the Guarantors in the State of Massachusetts, shall have furnished to the Representatives, at the request of the Operating Partnership, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(j) Opinion of the Operating Partnership’s Chief Legal Officer. Gwyn G. McNeal, Executive Vice President and Chief Legal Officer of the Operating Partnership, shall have furnished to the Representatives her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect set forth in Annex G hereto.

(k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, (i) an opinion and 10b-5 statement, addressed to the Underwriters, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters and (ii) an opinion, addressed to the Underwriters, of Ballard Spahr LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(m) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Guarantors, the Operating Partnership and the Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(n) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(o) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Operating Partnership, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Operating Partnership and duly authenticated by the Trustee.

(p) Additional Documents. On or prior to the Closing Date, the Guarantors and the Operating Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Operating Partnership and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Guarantors and the Operating Partnership in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Guarantors and the Operating Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, each of the Guarantors and each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Operating Partnership or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Guarantors and the Operating Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the statements set forth in the first paragraph under the caption “Underwriting—Commissions and Discounts,” the third sentence of the first paragraph under the caption “Underwriting—New Issue of Notes” and the first and second paragraphs under the caption “Underwriting—Price Stabilization, Short Positions.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Guarantors, the Operating Partnership, their respective directors and officers who signed the Registration Statement and any control persons of the Guarantors and the Operating Partnership shall be designated in writing by the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantors and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Guarantors and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Guarantors and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by each Guarantor and the Operating Partnership from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Guarantors and the Operating Partnership on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Guarantor or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Guarantors, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company or the Operating Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by any Guarantor or the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Operating Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Operating Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Operating Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Operating Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Operating Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Operating Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Operating Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Operating Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Operating Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any Guarantor or the Operating Partnership, except that each Guarantor and the Operating Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to any Guarantor, the Operating Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Operating Partnership and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Guarantors’ and the Operating Partnership’s counsel, local counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Operating Partnership in connection with any “road show” presentation to potential investors; provided that, except as contemplated by Sections 7, 9 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of its counsel, travel, lodging and other expenses incurred by any Underwriters’ personnel involved in the road show.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Operating Partnership for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Operating Partnership and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Guarantors, the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of any Guarantor, the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Guarantors, the Operating Partnership or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Operating Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081,, c/o PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Fixed Income, Transaction Execution, Fax: (412) 762-2760, , c/o Truist Securities, Inc., 333 Peachtree Road, NE, Atlanta, Georgia 30326, Attention: Investment Grade Capital Markets, Fax: (404) 926-5027, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, 801 17th Street, NW Washington, DC 20006; Attention: Stuart A. Barr, Esq. Notices to the Guarantors and the Operating Partnership shall be sufficient in all respects if delivered or sent to the Guarantors or the Operating Partnership at the offices set forth in the Prospectus, Attention: Gwyn McNeal, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, Attention: Craig M. Garner, Esq.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. Each of the Guarantors and the Operating Partnership hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Guarantors and the Operating Partnership waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Guarantors and the Operating Partnership agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each of the Guarantors and the Operating Partnership, as applicable, and may be enforced in any court to the jurisdiction of which each Guarantor and the Operating Partnership, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)

Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or any other standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EXTRA SPACE STORAGE LP

By: ESS Holdings Business Trust I, its General Partner

By:	/s/ Gwyn McNeal
	Title:	Trustee

EXTRA SPACE STORAGE INC.

By:	/s/ Scott Stubbs
	Title:	Executive Vice President

ESS HOLDINGS BUSINESS TRUST I

By:	/s/ Gwyn McNeal
	Title:	Trustee

ESS HOLDINGS BUSINESS TRUST II

By:	/s/ Scott Stubbs
	Title:	Trustee

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Authorized Signatory

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Authorized Signatory

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Authorized Signatory

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$95,000,000
PNC Capital Markets LLC	$60,000,000
Truist Securities, Inc.	$60,000,000
BMO Capital Markets Corp.	$40,000,000
TD Securities (USA) LLC	$40,000,000
Wells Fargo Securities, LLC	$40,000,000
U.S. Bancorp Investments, Inc.	$25,000,000
Huntington Securities, Inc.	$25,000,000
Regions Securities LLC	$25,000,000
BOK Financial Securities, Inc.	$20,000,000
Citigroup Global Markets Inc.	$20,000,000
Fifth Third Securities, Inc.	$20,000,000
Zions Direct, Inc.	$20,000,000
Samuel A. Ramirez & Company, Inc.	$10,000,000

Total	$500,000,000

Schedule 2

Significant Subsidiaries

Extra Space Storage LP

Extra Space Storage LLC

Extra Space Management, Inc.

ESS Holdings Business Trust I

ESS Holdings Business Trust II

ESM ReInsurance Limited (Bermuda)

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated March 21, 2023, substantially in the form of Annex B.

Annex B

Filed Pursuant to Rule 433

Registration Statement No. 333-254236

Relating to Preliminary Prospectus Supplement dated March 21, 2023 to Prospectus dated May 4, 2021

Pricing Term Sheet

EXTRA SPACE STORAGE LP

$500,000,000 5.700% Senior Notes due 2028

March 21, 2023

Issuer:	Extra Space Storage LP

Guarantors:	Extra Space Storage Inc., ESS Holdings Business Trust I and ESS Holdings Business Trust II

Principal Amount:	$500,000,000

Maturity Date:	April 1, 2028

Coupon:	5.700%

Price to Public:	99.823% of the principal amount

Yield to Maturity:	5.741%

Spread to Benchmark Treasury:	+200 basis points

Benchmark Treasury:	4.000% due February 29, 2028

Benchmark Treasury Price and Yield:	101-05 / 3.741%

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2023

Optional Redemption:	Prior to March 1, 2028 (one month prior to the Maturity Date of the Notes), make-whole redemption at the Treasury Rate (as defined) plus 30 basis points, plus accrued and unpaid interest to, but not including, the redemption date. On and after March 1, 2028 (one month prior to the Maturity Date of the Notes), at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date. See the preliminary prospectus supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption and the calculation of the redemption price.

Trade Date:	March 21, 2023

Settlement Date:	T+5; March 28, 2023; under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the second business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

CUSIP:	30225VAJ6

ISIN:	US30225VAJ61

Ratings*:	Baa2 / BBB (Moody’s/S&P)

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Bookrunners:	J.P. Morgan Securities LLC, PNC Capital Markets LLC, Truist Securities, Inc., BMO Capital Markets Corp., TD Securities (USA) LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc.

Co-Managers:	Huntington Securities, Inc., Regions Securities LLC, BOK Financial Securities, Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., Zions Direct, Inc., Samuel A. Ramirez & Company, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, PNC Capital Markets LLC at 1-855-881-0697, or Truist Securities, Inc. at 1-800-685-4786.